UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-173105 (Commission File Number)	16-1732155 (IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	16-1732152 (IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, Affinion Group, Inc. (“Affinion”) and its parent Affinion Group Holdings, Inc. (“Affinion Holdings,” and together with its subsidiaries, the “Company”) received inquiries from numerous state attorneys general relating to the Company’s marketing of membership programs and compliance with consumer protection statutes.

In that regard, in addition to the previously disclosed settlements with the State of New York and the State of South Carolina on related matters, on October 10, 2013, the Company and its subsidiaries, Trilegiant Corporation and Webloyalty.com, Inc., entered into a settlement agreement with a nationwide group of 47 state attorneys general with respect to the legacy marketing practices in its membership business known as “online data pass” and “live-check marketing.” Under the terms of the settlement agreement, the Company admitted no wrong-doing with respect to such legacy marketing practices and agreed to refrain from engaging in such marketing practices, which the Company voluntarily eliminated in early 2010. In addition, it agreed to fund a $19.4 million restitution program covering eligible consumers in all 47 states participating in the settlement agreement and reimburse the participating states for their investigatory costs in an amount of $13.5 million. The settlement agreement does not include any fine or penalty payments.

Concurrent with the foregoing settlement agreement, on October 10, 2013, the Company and its subsidiaries, Trilegiant Corporation and Webloyalty.com, Inc., also entered into a separate settlement agreement with the State of Iowa relating to previously disclosed alleged violations in its membership business of Iowa’s Buying Club Law. Under the settlement agreement with the State of Iowa, the Company agreed to pay $5.0 million to be used for restitution and costs and $0.5 million toward a fraud enforcement fund. The settlement agreement does not include any fine or penalty payments.

As previously disclosed, accruals for the foregoing matters were previously recorded by the Company beginning in 2010, and the amounts accrued were adequate so that no additional accruals for the settlement of these matters will be required in future periods. All payments for restitution and costs relating to the settlement agreements are expected be paid by the Company in the fourth quarter of 2013.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the Company’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2013 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this Current Report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and Affinion Holdings’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this Current Report, or to reflect the occurrence of unanticipated events or circumstances.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: October 10, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: October 10, 2013	By:	/s/ Mark G. Gibbens
Name: Mark G. Gibbens
Title: Executive Vice President and Chief Financial Officer